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                                                               EXHIBIT 5.1
                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION


                                1445 ROSS AVENUE
                                   SUITE 3200                  AUSTIN, TEXAS
                               DALLAS, TEXAS 75202            (512) 499-3800
                                                             CHICAGO, ILLINOIS
                                  (214) 855-4500              (312) 425-3900
                            TELECOPIER (214) 855-4300          HOUSTON, TEXAS
                                                              (713) 951-3300
                                  www.jenkens.com        LOS ANGELES, CALIFORNIA
                                                              (310) 820-8800
                                                            NEW YORK, NEW YORK
                                                              (212) 704-6000
                                                            SAN ANTONIO, TEXAS
                                                              (210) 246-5000
                                                              WASHINGTON, D.C.
                                                              (202) 326-1500



                               January 25, 2001


The Board of Directors
Baylake Corp.
217 North Fourth Avenue
Sturgeon Bay, Wisconsin   54235

     Re:   Baylake Corp.
           Baylake Capital Trust I
           Registration Statement on Form S-3


Ladies and Gentlemen:


     We have acted as special counsel to Baylake Corp., a Wisconsin corporation (the "Company") and Depositor of Baylake Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with the preparation of a Registration Statement on Form S-3 filed by the Company and the Trust with the Securities and Exchange Commission on October 30, 2000, as amended on January 25, 2001 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) the proposed issuance by the Trust of $12,000,000 aggregate Liquidation Amount of the Trust's ___% Cumulative Trust Preferred Securities due March 31, 2031 (the "Preferred Securities") registered under the Securities Act; (ii) the Company's ___% Subordinated Debentures to be issued by the Company to the Trust (the "Debentures") registered under the Securities Act; and (iii) the Company's guarantee (the "Guarantee"), which guarantees the payment of distributions and payments on liquidation or redemption of the Preferred Securities as described therein. The Preferred Securities are issuable under an Amended and Restated Trust Agreement (the "Trust Agreement") to be entered into between the Company, as Depositor, Wilmington Trust Company, a Delaware trust company, as Delaware Trustee and as Property Trustee, and Thomas L. Herlache, an individual, Steven
D. Jennerjohn, an individual, and John A. Hauser, an individual, each an Administrative Trustee; the Debentures are issuable under an indenture (the




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Baylake Corp.
January 25, 2001
Page 2


"Indenture") to be entered into between the Company and Wilmington Trust Company, as Trustee; and the Guarantee relates to the Guarantee Agreement (the "Guarantee Agreement") to be entered into between the Company and Wilmington Trust Company, as Guarantee Trustee. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Trust Agreement, the Indenture and the Guarantee Agreement, as applicable.

     In connection with our rendering the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the certificate of trust filed by the Trust with the Secretary of State of the State of Delaware on October 25, 2000; (ii) the form of the Trust Agreement; (iii) the form of the Preferred Securities; (iv) the form of the Guarantee Agreement; (v) the form of the Debentures; (vi) the form of the Indenture, in each case in the form filed as an exhibit to the Registration Statement; and (vii) the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.

     In rendering our opinions, we have assumed, without investigation, the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company and the Trust, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. In addition, we have assumed that the Trust Agreement, the Preferred Securities, the Guarantee, the Debentures and the Indenture, when executed, will be executed in substantially the form reviewed by us. We have also assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and the Trust and of public officials.

     Based on the foregoing, we are of the opinion that:

     (1) The issuance of the Debentures has been duly authorized by all requisite corporate action and, when executed and authenticated as specified in the Indenture and delivered and paid for in the manner described in the Registration Statement, the



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Baylake Corp.
January 25, 2001
Page 3



Debentures will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     (2) The Guarantee has been duly authorized by all requisite corporate action and, when duly executed as specified in the Guarantee Agreement and delivered in the manner described in the Registration Statement, the Guarantee will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     The opinions set forth above are subject to the following qualifications and exceptions:

     The enforceability of the operative documents, or any provision thereof, may be limited by and/or subject to bankruptcy (including, without limitation, executory contracts provisions), insolvency, reorganization, receivership, moratorium, fraudulent conveyance or transfer, or other laws affecting the rights and remedies of creditors generally, or similar federal or state laws, by general equitable principles, by rules of law governing specific performance, appointment of receivers, injunctive relief and other equitable remedies, and by remedies or the exercise of certain rights including, without limitation, commercial reasonableness or conscionability, reasonable notice of disposition, specific performance, or enforcement, limitation on sale or encumbrance provisions, waivers or eliminations of rights such as statutory rights of redemption, or of jury trial, separation or aggregation of property at foreclosure or enforced sale, application of sale or judgment proceeds, and multiplicity, inconsistency, waiver or omission or delay in the enforcement of remedies.




     With respect to matter of Delaware trust law, we are relying upon the opinion of Richards, Layton & Finger, P.A., Wilmington, Delaware, special counsel to the Company and the Trust.

     Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a factual or legal nature involving the Company and its subsidiaries in connection with which we have not been consulted and have not represented the Company and its subsidiaries.


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Baylake Corp.
January 25, 2001
Page 4


     The opinions expressed above concern only the effect of laws as now in effect and are rendered as of the date hereof. We undertake no, and hereby disclaim any, obligation to revise or supplement this opinion should such laws be changed by legislative action, judicial decision, or otherwise after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of this letter.

     This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein.

     We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" contained in the Prospectus included therein.

                         Very truly yours,

                         /s/  Jenkens & Gilchrist, a Professional Corporation